EXHIBIT 4(b)



                                        BYLAWS

                                          OF

                              THE MONTANA POWER COMPANY







          Adopted on     :    September 22, 1992

          As Amended on  :    December 13, 1994
                              January 24, 1995
                              March 28, 1995

                              THE MONTANA POWER COMPANY

                                 AMENDMENTS TO BYLAWS


          Article   Amendment                         Date of Amendment
          -------   ---------                         -----------------

            11      Establishment of the              December 13, 1994
                    number of Directors as
                    fourteen (14).
                    (See Attachment A hereto.)


            11      The Directors shall be divided    January 24, 1995
                    into three groups, each as
                    nearly equal as possible.
                    Each group of Directors shall
                    stand for election upon
                    expiration of their terms.
                    Directors shall hold
                    office for a term of three (3)
                    years or until a successor is
                    duly elected and qualified.
                    (See Attached B hereto).

           2.       Establishment of notification     March 28, 1995
                    procedure in order for
                    shareholder proposals and
                    nominations to be eligible
                    to be made at the meeting of
                    shareholders.
                    (See Attachment C).

                                                         ATTACHMENT A
                                                         ------------




                              THE MONTANA POWER COMPANY

                             CERTIFICATION OF RESOLUTION

                 I,  R. M.  Ralph,  Assistant Secretary  of The  Montana

            Power  Company,  a  corporation,  hereby  certify  that  the following is  a full, true  and correct  copy of  Resolution duly  adopted by the Board of Directors of The Montana Power

            Company  at a meeting duly called and held December 13, 1994 and that said Resolution is  in full force and effect as  of the date of this certificate.

                      RESOLVED,  that  effective  January  1,  1995, the
                 first sentence of Section 11 of the Bylaws of The Montana Power Company is hereby amended to reduce the number of Directors to fourteen (14) as follows:

                      SECTION 11. The affairs of the Corporation shall be managed by a Board of fourteen (14) Directors.


                 IN WITNESS WHEREOF, I have hereunto set my hand and the

            Seal of said Corporation this 6th day of January 1995.


                                     /s/ R. M. Ralph
                                     --------------------------------
                                     R. M. Ralph, Assistant Secretary

            (SEAL)

                                                         ATTACHMENT B
                                                         ------------


                              THE MONTANA POWER COMPANY

                             CERTIFICATION OF RESOLUTION

                 I, R. M. Ralph, Assistant Secretary of The Montana

            Power Company, a corporation, hereby certify that the

            following is a full, true and correct copy of Resolution

            duly adopted by the Board of Directors of The Montana Power

            Company at a meeting duly called and held January 24, 1995 and that said Resolution is in full force and effect as of the date of this certificate.

                      RESOLVED, that the Board of Directors hereby finds
                 it to be advisable and in the best interest of the Corporation that the first paragraph of Section 11 of the Corporation's Bylaws, as amended, be amended to read as follows:

                           "The affairs of the Corporation shall be
                      managed by a Board of fourteen (14) Directors. The Directors shall be divided into three groups, each as nearly equal in number as possible. Each group of Directors shall stand for election upon expiration of their terms. Directors shall hold office for a term of three (3) years or until a successor is duly elected and qualified."

                 IN WITNESS WHEREOF, I have hereunto set my hand and the

            Seal of said Corporation this 14th day of March 1995.


                                     /s/ R. M. Ralph
                                     --------------------------------
                                     R. M. Ralph, Assistant Secretary

            (SEAL)

                                                         ATTACHMENT C
                                                         ------------


                              THE MONTANA POWER COMPANY

                             CERTIFICATION OF RESOLUTION

                 I, R. M. Ralph, Assistant Secretary of The Montana

            Power Company, a corporation, hereby certify that the

            following is a full, true and correct copy of Resolution

            duly adopted by the Board of Directors of The Montana Power

            Company at a meeting duly called and held March 28, 1995 and that said Resolution is in full force and effect as of the date of this certificate.

                      RESOLVED, that the Board of Directors hereby finds
                 it to be advisable and in the best interest of the Corporation that Section 3 of the Corporation's Bylaws, as amended, be amended to read in its entirety as follows:

                      "Section 3.  (A)  Annual Meeting of Shareholders.
                                        -------------------------------
                       (1) The annual meeting of the shareholders of the
                 Corporation for the election of Directors and such other business as shall properly come before such meeting shall be held on (a) the second Tuesday in May in each year, unless that date is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal holiday, or (b) at such other date and/or time as may be fixed by resolution of the Board of Directors. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 5 of these Bylaws, (b) by the Board of Directors pursuant to a resolution duly adopted or (c) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Bylaw and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

                      (2)  For nominations or other business to be
                 properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days in advance of the anniversary date of the release of the Corporation's proxy statement made in connection with the previous annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from the anniversary date of the previous annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement of the nominator as a nominee and to serving as a Director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and
                 (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                      (3)  Notwithstanding anything in the second
                 sentence of paragraph (A) (2) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and the public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors is not made by the Corporation at least ten days prior to the date by which shareholders proposals and nominations must be received by the Corporation, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                      (B)  Special Meeting of Shareholders.  Only such
                           --------------------------------
                 business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 5 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if a shareholder's notice as described in the third sentence of paragraph (A) (2) of this Section 3 of the Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                      (C)  General.  (1)  Only persons who are nominated
                           --------
                 in accordance with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by the laws of the State of Montana, the Restated Articles of Incorporation of the Corporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                      (2)  For purposes of this Bylaw, "public
                 announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                      (3) Notwithstanding the foregoing provisions of this Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaws. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act."


                 IN WITNESS WHEREOF, I have hereunto set my hand and the

            Seal of said Corporation this 29th day of March 1995.


                                     /s/ R. M. Ralph
                                     --------------------------------
                                     R. M. Ralph, Assistant Secretary

            (SEAL)

                                                                   1.02



                                       As Amended September 22, 1992



                                       BYLAWS

                                         OF

                              THE MONTANA POWER COMPANY



                 SECTION 1.  The principal office of the corporation is

            40 East Broadway, Butte, State of Montana.  The Corporation

            may also have offices at such other places within or without the State of Montana as the Board of Directors shall from

            time to time determine.

                 SECTION 2.  Meetings of the shareholders and meetings

            of the Board of Directors shall be held in Butte, Montana,

            or, upon resolution by the Board of Directors, may be held at another place, within or without the State of Montana.

                 SECTION 3.  The annual meeting of the shareholders of

            the Corporation for the election of Directors and such other business as shall properly come before such meeting shall be held on the second Tuesday in May in each year, unless that date is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal

            holiday.

                 Any holder of shares of the Voting Stock may nominate

            one or more persons for election as directors at a

            shareholders meeting but only if written notice of such

            shareholder's intent to make such nomination or nominations has been given to the Corporate Secretary not later than the date fixed for the submission of proposals by shareholders.

            The notice shall set forth:  (a) the name and address of the shareholder who intends to make the nomination and of the

            person or persons to be nominated; (b) a representation that such shareholder is a holder of record of shares of the

            Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons identified in the notice; (c) a description of all arrangements or

            understandings between such shareholder and each nominee and any other person or persons (naming such person or persons)

            pursuant to which the nomination or nominations are to be

            made by such shareholder; (d) such other information

            regarding each nominee as would be required to be included in a proxy statement under the Securities Exchange Act of

            1934, as amended, and the rules and regulations thereunder if the nominee(s) had been nominated, or were intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.  The Chairman of the meeting may refuse to

            acknowledge the nomination of any person not made in

            compliance with the foregoing procedure.

                 SECTION 4.  Special meetings of the shareholders of the

            Corporation may be held upon the call of the Board of

            Directors, Chairman of the Board, Vice Chairman of the

            Board, Chief Executive Officer, President, or holders of at least ten percent (10%) of the number of shares outstanding and entitled to vote thereat, in Butte, Montana.

                 SECTION 5.  Notice of every meeting of shareholders

            shall be mailed by the Secretary at least ten (10) days

            before the meeting, to each holder of record of shares

            entitled to vote thereat, at the last known post office

            address appearing upon the records of the Corporation

            (unless there is provided under the laws of the State of

            Montana a different provision for notice of meeting)

            provided, however, that if a shareholder waives notice

            thereof in writing before or after the meeting, notice of

            the meeting to such shareholder is unnecessary.

                 SECTION 6.  The holders of a majority of the number of

            shares of the Corporation entitled to vote, present in

            person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time, or to a day certain.

                 SECTION 7.  At every meeting of shareholders, each

            holder of shares entitled to vote thereat shall be entitled to one vote for each share held and may vote and otherwise act in person or by proxy.

                 SECTION 8.  Not less than two (2) business days after

            notice has been given of a meeting of the shareholders, a

            full list of the holders of shares entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of such shares held by each, shall be prepared by the Secretary or Officer designated by the Board of Directors and filed in the principal office of the

            Corporation, which shall, at all times during the usual

            hours of business and during the meeting or vote, be kept

            open to the examination of any shareholder.

                 SECTION 9. Share certificates shall be of such form and

            device as the Board of Directors may determine, and shall be signed by the Chairman of the Board of Directors, Vice Chairman,

            Chief Executive Officer, President or a Vice President and the

            Secretary or an Assistant Secretary, and sealed with the

            seal of the Corporation, but where such certificates are

            signed by a transfer agent or an assistant transfer agent

            and a registrar, the signatures of the Chairman of the Board of Directors, Vice Chairman of the Board, the Chief

            Executive Officer, President, Vice President, Secretary or

            Assistant Secretary and the seal of the Corporation may be facsimiles.

                 SECTION 10.  The shares of the Corporation shall be

            transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor.  The Board of Directors may

            appoint one or more transfer agents and registrars of the

            shares.  The Books for the transfer of the shares may be

            closed for such period before and during any meeting of

            shareholders, the payment of any dividend, the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, not to exceed seventy (70)

            days at any one time, as the Board of Directors may from

            time to time determine.

                 SECTION 11.  The affairs of the Corporation shall be

            managed by a Board of fifteen (15) Directors.  Each shall

            hold office for a term of three (3) years or until a

            successor is duly elected and qualified.

                 The number of Directors may be increased or decreased

            from time to time by amendment to these Bylaws duly adopted by the Directors, but no increase or decrease shall exceed thirty percent (30%) of the number provided for immediately before the change if that number was fixed by the

            shareholders.  No decrease in the number of Directors shall have the effect of shortening the term of any incumbent

            Director.  The classification and term of Directors may be changed from time to time by amendment to the Bylaws duly

            adopted by the Directors, but no such change shall affect

            the term of any incumbent director.

                 The shareholders at any meeting, by the vote of two-

            thirds of the number of shares outstanding and entitled to vote for the election of Directors, may remove any Director and fill the vacancy.  If less than the entire Board is to be removed, no Director may be removed if the votes cast

            against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of Directors of which he is a part.

                 Vacancies in the Board of Directors may be filled by

            the Board at any meeting at which a quorum is present.  If the Directors remaining in office are fewer than a quorum,

            the vacancy may be filled by the vote of a majority of the

            Directors remaining in office.  Any Director appointed by

            the Board to fill a vacancy created in the Board of

            Directors by virtue of an increase in the number of

            Directors shall hold office until the next regular annual

            meeting of the shareholders at which time the shareholders shall elect a person to fill such office.

                 The Company shall indemnify each present or future

            Director and Officer of the Company in the manner provided

            in Sections 35-1-451 through 35-1-459, M.C.A.     The

            foregoing right of indemnification shall not exclude or

            restrict any other rights or actions which any Director or

            Officer may have, and shall be available whether or not the

            Director or Officer continues to hold such office at the

            time of incurring such expense or discharging such

            liability.

                 SECTION 12.  Meetings of the Board of Directors shall

            be held at the times fixed by resolution of the Board or

            upon call of the Chairman of the Board, Vice Chairman of the

            Board, the Chief Executive Officer, the President or any two

            Directors.  The Secretary shall give reasonable notice

            (which need not exceed two days) of all meetings of

            Directors, provided that a meeting may be held without

            notice immediately after the annual election, and notice

            need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice in writing either before or after the meeting.  Notice by mail, facsimile or telegraph to the usual business or residence address of the Director not less than the time above specified before the meeting shall be

            sufficient. A majority of the Board shall constitute a

            quorum, but any number less than a quorum may adjourn the

            meeting from time to time, or to a day certain.

                 SECTION 13.  The Board of Directors, as soon as may be

            convenient after the election of Directors in each year,

            shall elect one of their number Chairman of the Board and

            may elect one of their number as Vice Chairman of the Board.

            The Board shall also elect a President.  The Board shall

            either designate any one of these Officers as Chief

            Executive Officer of the Corporation, or elect a Chief

            Executive Officer separately.

                 The Board shall also elect a Secretary, a Treasurer, a

            Controller, one or more Vice Presidents, one or more

            Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other Officers as

            they deem proper.

                 Any two or more offices may be held by the same person.

            The term of office of all Officers shall be until the next election of Directors and until their respective successors are chosen and qualified, but any Officer may be removed

            from office and any office may be abolished at any time by the Board of Directors.  Vacancies in the offices shall be filled by the Board of Directors, save that the Chairman of the Board, the Chief Executive Officer or the President may

            from time to time appoint one or more Assistant Secretaries and one or more Assistant Treasurers, or may remove such

            officers; provided that the Board shall be notified of such appointments or removals at the next following meeting of

            the Board.

                 SECTION 14.  The powers and duties of the Officers of

            the Corporation shall be as follows:

                 The person designated by the Board to be the Chief

            Executive Officer of the Corporation, under the direction of the Board of Directors, shall have general authority over

            all the affairs of the Corporation, and over all other

            Officers, agents and employees of the Company.  In the event of the absence or disability of the Chief Executive Officer;

            a) if the Chief Executive Officer is also Chairman of the

            Board, then the provision made for that office shall govern,

            and b) if the Chief Executive Officer is separately elected,

            then the Chairman of the Board shall perform the duties of that office until the absence ceases, the disability is

            removed or the Board of Directors has named a successor.

                 The Chairman of the Board shall preside at all meetings

            of the shareholders and at all meetings of the Board of

            Directors, and shall also have authority to call special

            meetings of the Board of Directors, of the Executive

            Committee, and of any other standing or special committee

            appointed by or upon the authority of the Board of

            Directors.  The Chairman of the Board shall call meetings of the Executive Committee when requested by two of its

            members, and shall do and perform all acts and things

            incident to the position of Chairman.  At the request of the

            Chairman, in the case of absence, or upon a determination of temporary disability of the Chairman by the Board of

            Directors, the duties of that office will be performed by

            the following officers, selected in the following order:

            1) Chief Executive Officer, 2) Vice Chairman of the Board,

            and 3) President.

                 A Vice Chairman of the Board shall have such duties and

            authority as may be assigned by the Board of Directors or

            the Chief Executive Officer.

                 The President shall have such duties and authority as

            may be assigned by the Board of Directors or the Chief

            Executive Officer.

                 Each Vice President shall have such authority and shall

            perform such duties as shall from time to time be assigned by the Board of Directors or the Chief Executive Officer.

                 The Treasurer shall have custody of all moneys and

            funds of the Corporation, and shall cause to be kept full

            and accurate records of receipts and disbursements of the

            Corporation.  The Treasurer shall deposit all moneys and

            other valuables of the Corporation in the name and to the

            credit of the Corporation in such depositaries as may be

            designated by the Board of Directors, and shall disburse

            such funds of the Corporation as have been duly approved for disbursement. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of

            Directors or the Chief Executive Officer.

                 The Assistant Treasurers shall perform such duties as

            may be assigned from time to time by the Chief Executive

            Officer or by the Treasurer.  In the absence or disability of the Treasurer, the duties of that office shall be

            performed by the Assistant Treasurer designated by the Chief

            Executive Officer.

                 The Controller shall be the Administrative Officer in

            charge of accounting functions of the Corporation.  The Con-

            troller shall perform such other duties as may from time to time be prescribed by the Board of Directors, or by the

            Chief Executive Officer.

                 The Assistant Controllers shall perform such duties as

            may be assigned from time to time by the Chief Executive

            Officer or by the Controller.  In the absence or disability of the Controller, the duties of that office shall be

            performed by the Assistant Controller designated by the

            Chief Executive Officer.

                 The Secretary shall attend all meetings of the Board of

            Directors and of the Executive Committee and all meetings of the shareholders, and shall record the minutes of all

            proceedings in books to be kept for that purpose.  The

            Secretary shall be responsible for maintaining a proper

            share register and stock transfer books for all classes of shares issued by the Corporation and shall give, or cause to be given, all notices required either by law or by the

            Bylaws.  The Secretary shall keep the seal of the

            Corporation in safe custody and shall affix the seal of the

            Corporation to any instrument requiring it and shall attest the same.  The Secretary shall have such other duties as may be prescribed by the Board of Directors or the Chief

            Executive Officer.

                 The Assistant Secretaries shall perform such duties as

            may be assigned from time to time by the Chief Executive

            Officer or by the Secretary.  In the absence or disability of the Secretary, the duties of that office shall be

            performed by the Assistant Secretary designated by the Chief

            Executive Officer.

                 Such other Officers as may from time to time be

            appointed by the Board of Directors shall have such duties and authority as may be assigned to them from time to time by the Board or by the Chief Executive Officer.

                 SECTION 15.  The Board of Directors, as soon as may be

            convenient after the election of Directors in each year, may by a resolution passed by a majority of the whole Board

            appoint three or more of their number to constitute an

            Executive Committee which, subject to the provisions of the charter of the Corporation and of the Bylaws, shall have and may exercise during the intervals between the meetings of

            the Board all of the powers vested in the Board in the

            management of the business, affairs and property of the

            Corporation, except as limited by these Bylaws, the Articles of Incorporation, the laws of the State of Montana, or a

            resolution of the Board of Directors.  The Board shall have the power at any time to change the membership of such

            Committee and to fill vacancies in it.  The Executive

            Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem

            necessary.  A majority of the members of said Committee

            shall constitute a quorum.

                 The Board of Directors, by resolution adopted by a

            majority of the full Board of Directors, may designate, from time to time, from among its members one or more committees,

            in addition to the Executive Committee, each of which, to

            the extent provided by resolution adopted by a majority of the full Board of Directors, shall have and may exercise all of the authority of the Board of Directors, except to the

            extent that the authority of any such committee expressly

            shall be limited by the provisions of these Bylaws, of the

            Articles of Incorporation or of the laws of the State of

            Montana.

                 SECTION 16.  The Board of Directors is authorized:

                 (a)  To select such depositaries as they shall deem

            proper for the funds of the Corporation.  All checks, drafts or orders for the payment of money against such deposited

            funds and all notes and acceptances shall be signed and

            countersigned by persons to be specified by the Board of

            Directors or the Executive Committee.

                 (b)  To authorize the payment of compensation to the

            Directors for services to the Corporation, including fees

            for attendance at meetings of the Board of Directors and of the Executive Committee and all other committees and to

            determine the amount or basis of such compensation and fees;

                 (c)  To fix (in lieu of closing the stock transfer

            books, as authorized by Section 10) in advance a date, not exceeding seventy (70) days before and during any meetings of shareholders, the payment of any dividend, the allotment of rights, or the date when any change or conversion or

            exchange of shares shall go into effect, as a record date

            for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of

            rights, or exercise such rights, as the case may be,

            notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as

            aforesaid.

                 SECTION 17.  The corporate seal of the corporation

            shall be in such form as the Board of Directors shall

            prescribe.

                 SECTION 18.  Either the Board of Directors or the

            shareholders entitled to vote for the election of Directors may alter or amend these Bylaws at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.  Any such alteration or amendment shall be made in accordance with Section 35-1-234, M.C.A.

                 SECTION 19.  The Board of Directors shall have

            authority to sell, lease, exchange or otherwise dispose of,

            the whole or any part of the property and assets of every

            kind and description of the Corporation in the ordinary and usual course of business, for property, cash, or for the

            whole or any part of the capital stock of any other corpora-

            tion, whether domestic or foreign, or otherwise, as the

            Board may determine, and upon such terms and conditions as the Board may determine.  Said Board shall have plenary

            powers in carrying out the authority herein granted.

                 The Board may mortgage or pledge any or all the

            property and assets of the Corporation, whether or not in

            the usual and regular course of business, upon such terms

            and conditions, and for such consideration, which may

            consist in whole or in part of money or property, real or

            personal, including shares of any other corporation,

            domestic or foreign, as shall be authorized by the Board of

            Directors.

                 The Board may, by resolution, recommend the sale,

            lease, exchange or other disposition of all or substantially all the property and assets of the Corporation, and direct the submission of the resolution to a vote of the

            shareholders at either a regular or special meeting.

            Written notice shall be given each shareholder, whether or not entitled to vote at such meeting, at least thirty

            (30) days before such meeting, and shall state that the

            purpose, or one of the purposes, is to consider the proposed sale, lease, exchange, or other disposition.  At such

            meeting, the affirmative vote of holders of two-thirds (2/3)

            of the shares entitled to vote thereat is required to

            authorize such sale, lease, exchange or other disposition.

            Nevertheless, the Board may thereafter abandon such sale,

            lease, exchange or other disposition without further

            shareholder action.

                 SECTION 20.  There is an administrative organization

            within the corporation called the Office of the Corporation,

            consisting of such persons as the Chief Executive Officer

            may designate.  The function of the Office of the

            Corporation is to provide supervision, policy direction and corporate services for all branches of the business of the

            Company and its subsidiaries.